Exhibit 99.4

LENNAR CORPORATION

Offer to Exchange up to 33,298,764 Shares of Class A Common Stock of

MILLROSE PROPERTIES, INC.

which are owned by Lennar Corporation

for Shares of Class A Common Stock of

LENNAR CORPORATION

Pursuant to the Prospectus dated October 10, 2025

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 7, 2025, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF CLASS A COMMON STOCK OF LENNAR CORPORATION VALIDLY TENDERED IN RESPONSE TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

October 10, 2025

To Brokers, Dealers, Commercial Banks, Trust Companies, Custodians and Similar Institutions:

In connection with the transactions described in the prospectus dated October 10, 2025 (the “Prospectus”), Lennar Corporation, a Delaware corporation (“Lennar”), is offering (the “Exchange Offer”), upon the terms and subject to the conditions set forth in the Prospectus, together with any amendments or supplements thereto, and the accompanying Letter of Transmittal and Instruction Booklet to exchange up to an aggregate of 33,298,764 shares of Class A common stock of Millrose Properties, Inc., a Maryland corporation (“Millrose”), par value $0.01 per share (“Millrose Class A Common Stock”), which are owned by Lennar, for outstanding shares of Class A common stock of Lennar, par value $0.10 per share (“Lennar Class A Common Stock”), that are validly tendered and not validly withdrawn.

We are asking you to furnish copies of the enclosed materials to your clients for whom you hold shares of Lennar Class A Common Stock, whether such shares are registered in your name or in the name of your nominee. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. No stock transfer taxes will generally be payable as a result of the transaction.

As described in the Prospectus, Lennar is not conducting the Exchange Offer in any jurisdiction where the offer, sale or exchange is prohibited. If you are in a jurisdiction where offers to sell or exchange, or solicitations of offers to buy or exchange, the securities offered by the Exchange Offer are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the Exchange Offer presented does not extend to you.

No broker, dealer, commercial bank, trust company, custodian or similar institution shall be deemed to be the agent of Lennar, Millrose, any of the dealer managers, the exchange agent or the information agent for purposes of the Exchange Offer.

Participants in the Lennar 401(k) Plan (as defined in the Prospectus) should follow the special instructions that are being sent to them by or on behalf of the Lennar 401(k) Plan administrator. Lennar 401(k) Plan participants may not use the Letter of Transmittal to direct the tender of shares of Lennar Class A Common Stock held in the

Lennar 401(k) Plan, but must use the Exchange Offer election form provided to them by the Plan administrator. Such Lennar 401(k) Plan participants must direct the Lennar 401(k) Plan trustee (or designee) to tender all, some or none of the shares of Lennar Class A Common Stock allocable to their Lennar 401(k) Plan accounts, subject to the limitations set forth in any special instructions provided to them. To allow sufficient time for the tender of shares by the Lennar 401(k) Plan trustee (or designee), tendering 401(k) Plan participants must provide the Plan administrator with the requisite instructions by the deadline specified in the special instructions provided to them, unless the Exchange Offer is extended. If the Exchange Offer is extended, and if administratively feasible, the deadline for receipt of the Lennar 401(k) Plan participants’ direction may also be extended.

LENNAR’S OBLIGATION TO EXCHANGE SHARES OF MILLROSE CLASS A COMMON STOCK FOR SHARES OF LENNAR CLASS A COMMON STOCK IS SUBJECT TO CERTAIN CONDITIONS, AS DESCRIBED IN THE PROSPECTUS, WHICH YOU SHOULD READ CAREFULLY AND IN ITS ENTIRETY.

For your information and for forwarding to your clients for whom you hold shares of Lennar Class A Common Stock, registered in your name or in the name of your nominee, we are enclosing the following documents:

1.	the Prospectus dated October 10, 2025;

2.

a form of Letter of Transmittal for tendering shares of Lennar Class A Common Stock and an Instruction Booklet to the Letter of Transmittal for your use in accepting the Exchange Offer and tendering shares of Lennar Class A Common Stock;

3.	the Internal Revenue Service Form W-9 for U.S. Taxpayers, enclosed with the Letter of Transmittal;

4.

a form of Notice of Guaranteed Delivery, to be used to participate in the Exchange Offer if Lennar Class A Common Stock and other required documents cannot be delivered to the exchange agent by 12:00 midnight, New York City time, on the expiration date of the Exchange Offer;

5.

this form of Letter to Clients, which may be sent to your clients for whose accounts you hold shares of Lennar Class A Common Stock registered in your name or in the name of your nominee, with space for obtaining such clients’ instructions with regard to the Exchange Offer; and

6.	a form of Notice of Withdrawal for use in withdrawing shares of Lennar Class A Common Stock previously tendered in response to the Exchange Offer.

YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 7, 2025, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED.

Shares of Lennar Class A Common Stock tendered in response to the Exchange Offer may be withdrawn at any time prior to the expiration of the Exchange Offer and, unless Lennar Corporation has previously accepted them pursuant to the Exchange Offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the Exchange Offer. Once Lennar accepts shares of Lennar Class A Common Stock tendered in response to the Exchange Offer, the tender is irrevocable.

Lennar will not pay any fees or commission to any broker, dealer or other person (other than to the dealer managers, information agent or the exchange agent) for soliciting tenders of Lennar Class A Common Stock pursuant to the terms of the Exchange Offer. Lennar will, however, upon request, reimburse brokers, dealers, commercial banks, trust companies, custodians and similar institutions, for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.

The exchange of shares of Lennar Class A Common Stock that are tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the exchange agent of: (a)(i) share certificates representing all tendered shares of Lennar Class A Common Stock (other than shares of Lennar Class A Common Stock in uncertificated form registered directly in Lennar’s share register), in proper form for transfer or (ii) with respect to directly registered shares or shares delivered by book-entry transfer through The Depository Trust Company (“DTC”), confirmation of a book-entry transfer of those shares of Lennar Class A Common Stock into the exchange agent’s account at DTC, in each case pursuant to the procedures set forth in the Prospectus in the section entitled “The Exchange Offer — Procedures for Tendering,” (b) a Letter of Transmittal for shares of Lennar Class A Common Stock, properly completed and duly executed (including any signature guarantees that may be required), or, in the case of shares delivered by book-entry transfer through DTC, an agent’s message and (c) any other required documents.

Additional copies of the enclosed materials may be obtained by contacting the information agent, Georgeson LLC, at +1 (888) 624-7035 (toll-free for stockholders, banks and brokers) or +1 (218) 209-2908 (all others outside the U.S.). You may also contact the information agent for assistance with any questions you may have about the Exchange Offer.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF LENNAR, MILLROSE, ANY OF THE DEALER MANAGERS, THE EXCHANGE AGENT, THE INFORMATION AGENT OR ANY SUBSIDIARY OR AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR THE DOCUMENTS ENCLOSED HEREWITH AND STATEMENTS EXPRESSLY MADE THEREIN.

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